Exhibit 23.2



            Consent of Independent Registered Public Accounting Firm


GVI Security Solutions, Inc.
Carrollton, Texas 75007

We hereby consent to the reference to our firm under the caption "Experts" and to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated February 20, 2004 relating to the financial statements of Rapor, Inc. which is contained in that Prospectus.



/S/KELLOGG & ANDELSON ACCOUNTANCY CORPORATION

Sherman Oaks, California
January 26, 2005